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                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                         AUTOBOND ACCEPTANCE CORPORATION


                                   ARTICLE ONE

      AutoBond Acceptance Corporation (the "Corporation"), pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act (the "Act"), hereby adopts restated articles of incorporation which accurately copy the articles of incorporation and all amendments thereto that are in effect to date and as further amended by such restated articles of incorporation as hereinafter set forth and which contain no other change in any provision thereof.

                                   ARTICLE TWO

      The articles of incorporation of the Corporation are amended by the restated articles of incorporation as follows:

      FIRST: Article I is hereby amended to read in its entirety as follows:

                                    ARTICLE I

                                      Name

      The name of the Corporation is AutoBond Acceptance Corporation.

      SECOND: Article II is hereby amended by adding the following caption preceding the text of Article II:

                                    Duration

      THIRD: Article III is hereby amended by adding the following caption preceding the text of Article III:

                                     Purpose

      Article III is hereby further amended by adding to the end of the first and only sentence of Article III the following terms:

                                   (the "Act")

      FOURTH: Article IV is hereby amended to read in its entirety as follows:



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                                   ARTICLE IV

                                Authorized Shares

      Section 1. The aggregate number of shares which the Corporation will have authority to issue is 30,000,000 of which 25,000,000 will be shares of common stock, no par value per share ("Common Stock"), and 5,000,000 will be shares of preferred stock, no par value per share ("Preferred Stock").

      Section 2. The board of directors shall have authority to establish series of Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series, each of which is to have a distinctive serial designation as determined in the resolution or resolutions of the board of directors providing for the issuance of such Preferred Stock from time to time.

      Section 3. Each series of Preferred Stock:

            (a) may have such number of shares;

            (b) may have such voting powers, full or limited, or may be without voting powers;

            (c) may be subject to redemption at such time or times and at such price;

            (d) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, from such date or dates, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

            (e) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation;

            (f) may be made convertible into, or exchangeable for, shares of any other class or classes, or of any other series of the same or any other class or classes, of stock of the Corporation at such price or prices or at such rates of exchange, and with such adjustments;

            (g) may be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;



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            (h) may be entitled to the benefit of  conditions  and  restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issuance of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition of any class of stock by the Corporation; and

            (i) may have such other relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof;

as in such instance is stated in the resolution or resolutions of the board of directors providing for the issuance of such Preferred Stock. Except where otherwise set forth in such resolution or resolutions, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the board of directors.

      Section 4. Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes will have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock created by resolution or resolutions of the board of directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the board of directors providing for the issuance of any series of Preferred Stock and to any filing required by law.

      Section 5. (a) Except as otherwise provided by law or by the resolutions of the board of directors providing for the issuance of any series of Preferred Stock, Common Stock will have the exclusive right to vote for the election of directors and for all other purposes. Each holder of Common Stock will be entitled to one vote for each share held. The right of cumulative voting is hereby specifically denied.

            (b) Except as otherwise provided by law or by the resolutions of the board of directors providing for the issuance of any series of Preferred Stock, the right of class voting is denied.


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            (c)  Subject to all of the rights of  Preferred  Stock or any series thereof, the holders of Common Stock will be entitled to receive, when, as and if declared by the board of directors, out of funds legally available therefor, dividends payable in cash, in stock or otherwise.

            (d)  Upon  any   liquidation,   dissolution  or  winding-up  of  the
Corporation, whether voluntary or involuntary, and after the holders of Preferred Stock of each series have been paid in full the amounts to which they respectively are entitled or a sum sufficient for such payment in full has been set aside, the remaining net assets of the Corporation will be distributed pro rata to the holders of Common Stock in accordance with their respective rights and interests to the exclusion of the holders of Preferred Stock.

      FIFTH: Article V is hereby amended by adding the following caption preceding the text of Article V:

                     Restriction on Commencement of Business

      SIXTH: Article VI is hereby amended to read in its entirety as follows:

                                   ARTICLE VI

                        Provisions for Regulation of the
                       Internal Affairs of the Corporation

      Provisions for the regulation of the internal affairs of the Corporation will include the following, but such enumeration is not in limitation of the power of the shareholders or the Board of Directors to formulate in the Bylaws, by resolution, or any other proper manner any other lawful provision not inconsistent with law or these articles:

      Section 1. Bylaws. The Board of Directors from time to time may alter, amend or repeal the Bylaws or adopt new Bylaws; but the shareholders from time to time may alter, amend or repeal any Bylaws adopted by the Board of Directors or may adopt new Bylaws.

      Section 2. Denial of Preemptive Rights. The shareholders of the Corporation will not have the preemptive right to acquire additional, unissued or treasury shares of the Corporation, or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares.



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      Section 3. Voting Requirements for Certain Corporate Actions. With respect to any action which may be taken by the shareholders where the Act requires greater than a majority vote, such action shall require only the concurrence of a majority of the shares entitled to vote.

      Section 4. Consents in Lieu of Meetings. Any action required by the Act to be taken or which may be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent (or consents) in writing, setting forth the action to be taken, is signed by the holders or holder of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. In order to be effective, such consent or consents shall comply with all requirements of the Act.

      Section 5. Limitation of Liability of Directors. No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for an act or omission in such director's capacity as a director except for (i) a breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty to the Corporation or an act or omission involving intentional misconduct or a knowing violation of the law, (iii) a transaction from which the director received an improper benefit (whether or not the benefit resulted from an action taken within the scope of the director's office), or (iv) an act or omission for which the liability of the director is expressly provided by applicable statute.

      SEVENTH: Article VII is hereby amended to read in its entirety as follows:

                                   ARTICLE VII

                     Registered Office and Registered Agent

      The street address of its registered office is 301 Congress Avenue, 9th Floor, Austin, Texas 78701 and the name of its registered agent at that address is William O. Winsauer.

      EIGHTH: Article VIII is hereby amended to read in its entirety as follows:





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                                  ARTICLE VIII

                               Board of Directors

      Section 1. Board of Directors. The Board of Directors consists of 3 members. The names and addresses of the persons who presently serve as directors of the Corporation, and will serve as such until the next annual meeting of shareholders, or until their successors are elected and qualified, are:

                  Name                             Address
                  ----                             -------

                  William O. Winsauer              301 Congress Avenue
                                                   9th Floor
                                                   Austin, Texas 78701

                  John S. Winsauer                 301 Congress Avenue
                                                   9th Floor
                                                   Austin, Texas 78701

                  Adrian Katz                      301 Congress Avenue
                                                   9th Floor
                                                   Austin, Texas 78701

      Section 2. Number and Qualification. The number and qualifications of directors constituting the Board of Directors of the Corporation will be fixed or determined in the manner provided in the Bylaws of the Corporation. The number of directors may be increased or decreased from time to time in the manner set forth in the Bylaws of the Corporation.

      NINTH: Article IX is hereby amended to read in its entirety as follows:

                                   ARTICLE IX

                                 Indemnification

      The Corporation shall indemnify, and advance expenses to, its current or former directors, officers, employees and agents or any person who served or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted by the Act. Such indemnification shall not be deemed exclusive of any other rights to which such person may be entitled, under any bylaws, agreements, vote of shareholders or disinterested directors, or otherwise.


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      TENTH: Articles X and XI are hereby deleted.

                                END OF AMENDMENTS

                                  ARTICLE THREE

      Each such amendment made by the restated articles of incorporation has been effected in conformity with the provisions of the Act and such restated articles of incorporation and each such amendment made by the restated articles of incorporation were duly adopted by the shareholders of the Corporation on the 30th day of May, 1996.

                                  ARTICLE FOUR

      The number of shares outstanding was 7,407.4074, and the number of shares entitled to vote on the restated articles of incorporation as so amended was 7,407.4074. All of the shareholders have signed a written consent to the adoption of such restated articles of incorporation as so amended pursuant to
Article 9.10 and any written notice required by Article 9.10 has been given.

                                  ARTICLE FIVE

      The manner in which any exchange, reclassification or cancellation of issued shares shall be effected is as follows:

      Each share of Common Stock issued and outstanding immediately prior to the effectiveness (the "Effective Time") of the restated articles of incorporation ("Old Common Stock"), by virtue of the effectiveness of the restated articles of incorporation and without any action on the part of the holder thereof, shall be converted into the right to receive 767.8125 shares of Common Stock authorized by the restated articles of incorporation following the Effective Time ("New Common Stock"). No fractional shares of New Common Stock shall be issued. Instead of any fractional shares of New Common Stock which would otherwise be issuable, the Corporation shall issue the next higher whole number of shares. For purposes of determining the number of shares to be issued pursuant to the terms hereof, any shares of Old Common Stock held by one person in multiple accounts shall be aggregated. Promptly after the Effective Time, the Corporation shall give notice to each person who was a holder of Old Common Stock immediately prior to the Effective Time, instructions for use in effecting the surrender of the certificates which immediately prior to the Effective Time


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represented  any of such Old Common Stock.  Upon surrender to the Corporation of such certificates in accordance with such instructions, the Corporation shall deliver to the persons entitled thereto certificates in the name of such persons representing shares of New Common Stock to which such persons are entitled.

                                   ARTICLE SIX

      The amendment to the restated articles of incorporation effects no change in the amount of stated capital of the Corporation.

                                  ARTICLE SEVEN

      The articles of incorporation and all amendments and supplements thereto are hereby superseded by the following restated articles of incorporation which accurately copy the entire text thereof and as amended as above set forth:

                                    ARTICLE I

                                      Name

      The name of the Corporation is AutoBond Acceptance Corporation.

                                   ARTICLE II

                                    Duration

      The period of its duration is perpetual.

                                   ARTICLE III

                                     Purpose

      The purpose for which the Corporation is organized is the transaction of any and all lawful business for which a corporation may be incorporated under the Texas Business Corporation Act (the "Act").

                                   ARTICLE IV

                                Authorized Shares

      Section 1. The aggregate number of shares which the Corporation will have authority to issue is 30,000,000 of which 25,000,000 will be shares of common stock, no par value per share ("Common


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Stock"), and 5,000,000 will be shares of preferred stock, no par value per share
("Preferred Stock").

      Section 2. The board of directors shall have authority to establish series of Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series, each of which is to have a distinctive serial designation as determined in the resolution or resolutions of the board of directors providing for the issuance of such Preferred Stock from time to time.

      Section 3. Each series of Preferred Stock:

            (a) may have such number of shares;

            (b) may have such voting powers, full or limited, or may be without voting powers;

            (c) may be subject to redemption at such time or times and at such price;

            (d) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, from such date or dates, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

            (e) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation;

            (f) may be made convertible into, or exchangeable for, shares of any other class or classes, or of any other series of the same or any other class or classes, of stock of the Corporation at such price or prices or at such rates of exchange, and with such adjustments;

            (g) may be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

            (h) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issuance of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition of any class of stock by the Corporation; and


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            (i) may have such other relative, participating,  optional  or other special rights, and qualifications, limitations or restrictions thereof;

as in such instance is stated in the resolution or resolutions of the board of directors providing for the issuance of such Preferred Stock. Except where otherwise set forth in such resolution or resolutions, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the board of directors.

      Section 4. Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes will have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock created by resolution or resolutions of the board of directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the board of directors providing for the issuance of any series of Preferred Stock and to any filing required by law.

      Section 5. (a) Except as otherwise provided by law or by the resolutions of the board of directors providing for the issuance of any series of Preferred Stock, Common Stock will have the exclusive right to vote for the election of directors and for all other purposes. Each holder of Common Stock will be entitled to one vote for each share held. The right of cumulative voting is hereby specifically denied.

            (b) Except as otherwise provided by law or by the resolutions of the board of directors providing for the issuance of any series of Preferred Stock, the right of class voting is denied.

            (c) Subject to all of the rights of Preferred Stock or any series thereof, the holders of Common Stock will be entitled to receive, when, as and if declared by the board of directors, out of funds legally available therefor, dividends payable in cash, in stock or otherwise.

            (d)  Upon  any   liquidation,   dissolution  or  winding-up  of  the
Corporation, whether voluntary or involuntary, and after the holders of Preferred Stock of each series have been paid in full


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the amounts to which they respectively are entitled or a sum sufficient for such payment in full has been set aside, the remaining net assets of the Corporation will be distributed pro rata to the holders of Common Stock in accordance with their respective rights and interests to the exclusion of the holders of Preferred Stock.

                                    ARTICLE V

                     Restriction on Commencement of Business

      The Corporation will not commence business until it has received consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received, for the issuance of its shares.

                                   ARTICLE VI

                        Provisions for Regulation of the
                       Internal Affairs of the Corporation

      Provisions for the regulation of the internal affairs of the Corporation will include the following, but such enumeration is not in limitation of the power of the shareholders or the Board of Directors to formulate in the Bylaws, by resolution, or any other proper manner any other lawful provision not inconsistent with law or these articles:

      Section 1. Bylaws. The Board of Directors from time to time may alter, amend or repeal the Bylaws or adopt new Bylaws; but the shareholders from time to time may alter, amend or repeal any Bylaws adopted by the Board of Directors or may adopt new Bylaws.

      Section 2. Denial of Preemptive Rights. The shareholders of the Corporation will not have the preemptive right to acquire additional, unissued or treasury shares of the Corporation, or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares.

      Section 3. Voting Requirements for Certain Corporate Actions. With respect to any action which may be taken by the shareholders where the Act requires greater than a majority vote, such action shall require only the concurrence of a majority of the shares entitled to vote.

      Section 4. Consents in Lieu of Meetings. Any action required by the Act to be taken or which may be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent (or consents)


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in writing,  setting  forth the action to be taken,  is signed by the holders or holder of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. In order to be effective, such consent or consents shall comply with all requirements of the Act.

      Section 5. Limitation of Liability of Directors. No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for an act or omission in such director's capacity as a director except for (i) a breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty to the Corporation or an act or omission involving intentional misconduct or a knowing violation of the law, (iii) a transaction from which the director received an improper benefit (whether or not the benefit resulted from an action taken within the scope of the director's office), or (iv) an act or omission for which the liability of the director is expressly provided by applicable statute.

                                   ARTICLE VII

                     Registered Office and Registered Agent

      The street address of its registered office is 301 Congress Avenue, 9th Floor, Austin, Texas 78701 and the name of its registered agent at that address is William O. Winsauer.

                                  ARTICLE VIII

                               Board of Directors

      Section 1. Board of Directors. The Board of Directors consists of 3 members. The names and addresses of the persons who presently serve as directors of the Corporation, and will serve as such until the next annual meeting of shareholders, or until their successors are elected and qualified, are:

                  Name                      Address
                  ----                      -------

                  William O. Winsauer       301 Congress Avenue
                                            9th Floor
                                            Austin, Texas 78701

                  John S. Winsauer          301 Congress Avenue
                                            9th Floor
                                            Austin, Texas 78701


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                  Adrian Katz               301 Congress Avenue
                                            9th Floor
                                            Austin, Texas 78701

      Section 2. Number and Qualification. The number and qualifications of directors constituting the Board of Directors of the Corporation will be fixed or determined in the manner provided in the Bylaws of the Corporation. The number of directors may be increased or decreased from time to time in the manner set forth in the Bylaws of the Corporation.

                                   ARTICLE IX

                                 Indemnification

      The Corporation shall indemnify, and advance expenses to, its current or former directors, officers, employees and agents or any person who served or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted by the Act. Such indemnification shall not be deemed exclusive of any other rights to which such person may be entitled, under any bylaws, agreements, vote of shareholders or disinterested directors, or otherwise.

      In order to evidence the foregoing, the undersigned has executed these restated articles of incorporation on this 31st day of May, 1996.


                                       AUTOBOND ACCEPTANCE CORPORATION



                                       By: /s/ WILLIAM O. WINSAUER
                                          ____________________________
                                          William O. Winsauer, Chief
                                          Executive Officer



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